August 12, 2010

SECURITIES  EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
Ten 10 American
Depositary Receipts
representing One 1
Ordinary Share of
CNP Assurances SA
 Form F6 File No. 333155469



Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of The Bank of New York
Mellon, as Depositary for securities
against which American Depositary
Receipts are to be issued, we attach a
copy of the new prospectus
Prospectus reflecting the change in
number of ordinary shares
represented by one American
Depositary Share the Ratio.

As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the Prospectus
consists of the ADR certificate with
the revised ratio.

The Prospectus has been revised as
follows

One 1 American Depositary Share
represents One Half 12 of One 1
Share.


Please contact me with any questions
or comments at 212 8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon  ADR
Division

Encl.

CC Paul Dudek, Esq. Office of
International Corporate Finance



Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286